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                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") by and between Hospitality Design & Supply, Inc., a Delaware corporation (the "Company"), and David Castino ("Founder") is hereby entered into and effective as of the date of the consummation of the initial public offering of the common stock of the Company (the "Effective Date"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Founder.


                                R E C I T A L S

        A. As of the date of this Agreement, the Company is engaged primarily in the commercial kitchen design and/or supply industry.

        B. Founder is employed hereunder by the Company in a confidential relationship wherein Founder, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

        Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                              A G R E E M E N T S

        1.  Employment and Duties.  The Company hereby employs Founder as the
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General Manager of the Castino Restaurant Equipment and Supply division of the
Company. As such, Founder shall have responsibilities, duties and authority reasonably accorded to and expected of a president and will report directly to the Chief Executive Officer of the Company or such other officer as shall be determined by the Chief Executive Officer of the Company. Founder hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his working time, attention and efforts to promote and further the business of the Company.

        2.  Compensation.  For all services rendered by Founder, the Company
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shall compensate Founder as follows:

              (a) Base Salary.  The base salary payable to Founder shall be
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$55,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the board of directors of the Company (the "Board") will review Founder's performance and may make increases to such base salary if, in the Board's discretion, any such increase is warranted. Founder shall be eligible for such bonuses, if any, as may be granted to him from time to time by the Board.
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        Notwithstanding the foregoing, the Base Salary shall be adjusted on each anniversary of the Effective Date during the term of this Agreement (each such date being referred to herein as an "Adjustment Date"), as follows: the base for computing the adjustment is the Consumer Price Index ("CPI") for all Urban Consumers--All Items for the West, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is in effect for (x) the month prior to the month in which the Effective Date occurs, in the case of the first adjustment, and (y) the month prior to the month in which the prior Adjustment Date occurs for each adjustment thereafter (in each case, the "Beginning Index"). The percentage increase in the Index published for the calendar month immediately prior to the Adjustment Date over the Beginning Index shall constitute the percentage by which the Base Salary shall increase on the Adjustment Date.

              (b) Founder Benefits and Other Compensation.  Founder will,
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during the Employment Term, have the right to receive health, dental and life insurance benefits substantially similar to those Founder was receiving immediately prior to his Employment or such other benefits having a value reasonably equivalent to such benefits, and those benefits that are generally made available to full-time officers of the Company, including the right to participate in any retirement plan or bonus plan that the Company may create. In addition to, or inclusive of, such benefits, the Company will provide Founder with the following:

              (i) the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If Founder is accepted for coverage under such plans, the Company will provide to Founder and his immediate family such coverage on the same terms as are customarily provided by the Company to the plan participants as modified from time to time; and

              (ii) in addition to normal holidays recognized by the Company, three weeks paid vacation annually or such other amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro rated for any year in which Founder is employed for less than the full year).

Founder shall be compensated for reasonable business related expenses including, but not limited to, reasonable business related expenses in connection with the attendance of conventions, transportation and other reasonable expenses associated with business related entertainment.

        3.  Term; Termination; Rights on Termination.  The term of this
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Agreement shall begin on the date hereof and continue for three (3) years (the
"Initial Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein unless either party gives to the other party written notice of nonrenewal of the Agreement at least ninety (90) days prior to the end of the then-current term. This Agreement and Founder's employment may be terminated in any one of the following ways:

              (a) Death.  The death of Founder shall immediately terminate the
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Agreement with no severance compensation due to Founder's estate.

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              (b) Disability.  This Agreement will terminate upon the permanent
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disability of Founder.  Founder will be deemed permanently disabled for the purpose of this Agreement if, in the good faith determination of the Board, based on sound medical advice, Founder has become physically or mentally incapable of performing his duties hereunder for a continuous period of one hundred eighty (180) days, in which event Founder will be deemed permanently disabled upon the expiration of such one hundred eighty (180) day period. Also, Founder may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, provided that Founder shall have furnished the Company with a written statement from a qualified doctor to such effect; and provided further that, at the Company's request made within thirty (30) days of the date of such written statement, Founder shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Founder or Founder's doctor and such doctor shall have concurred in the conclusion of Founder's doctor. In the event this Agreement is terminated as a result of Founder's permanent disability, Founder shall receive from the Company, in a lump-sum payment due within thirty (30) days of the effective date of termination, an amount equal to the difference between (a) the base salary at the rate then in effect for the lesser of (i) whatever time period is remaining under the Initial Term of this Agreement and (ii) one (1) year, minus (b) all payments in respect of Founder's salary payable to Founder under the Company's disability insurance, if any, for the same period.

              (c) Good Cause.  The Company may terminate this Agreement ten (10)
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days after written notice to Founder, for good cause, which shall be: (1)
Founder's material and irreparable breach of this Agreement; (2) Founder's gross negligence in the performance or intentional nonperformance (continuing for ten
(10) days after receipt of the written notice) of any of Founder's material duties and responsibilities hereunder; (3) Founder's dishonesty, fraud or intentional misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Founder's conviction of a felony crime; (5) chronic alcohol abuse or illegal drug abuse by Founder; or (6) any other good faith determination of the Board that Founder has engaged in any act that has a material adverse effect on the business, affairs or reputation of the Company, provided that a good
                                                       -------------
faith dispute between the parties regarding the conduct of the business of the Company shall not constitute good cause hereunder. In the event of a termination for good cause, as enumerated above, Founder shall have no right to any severance compensation.

              (d) Without Cause.  At any time after the commencement of
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employment, the Company may, without cause, terminate this Agreement and
Founder's employment effective upon written notice provided to Founder, or such later date set forth in such written notice. Founder shall receive from the Company compensation at the rate then in effect and on the dates such amounts are payable pursuant to Section 2(a) above and shall continue to receive full employee benefits pursuant to Section 2(b) above for one year following the effective date of termination.

              (e) Termination by Founder Without Cause.  If Founder resigns or
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otherwise terminates his employment Founder, shall receive no severance compensation.

        Upon termination of this Agreement for any reason provided in this
Section 3, Founder shall be entitled to receive all compensation earned and all benefits and reimbursements

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

vested or due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Founder only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Founder under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 herein and Founder's obligations under paragraphs 4, 5, 6, 7, 8 and 9 herein shall survive such termination; and the provisions of paragraphs 11, 12, 13 and 14 shall survive, to the extent applicable following such termination.

        4.  Return of Company Property.  All records, designs, patents, business
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plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Founder by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. All correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company in the possession of Founder shall be delivered promptly to the Company without request by it upon termination of Founder's employment.

        5.  Noncompetition.  During the term of his employment with the Company
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(including the subsidiaries thereof) (the "Noncompetition Period"), Founder agrees to be bound by each of the provisions set forth in Section 13 of that certain Agreement and Plan of Reorganization dated of even date herewith by and among the Company and the "Stockholders" named therein (the "Reorganization Agreement"), to the extent that such Noncompetition Period extends beyond the four (4) year time period provided for in the Reorganization Agreement.

        6.  Inventions.  Founder shall disclose promptly to the Company any and
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all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Founder, solely or jointly with another, during the period of employment or within one
(1) year thereafter, and which are either directly related to the business or activities of the Company or conceived by Founder as a result of his work for the Company. Founder hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Founder shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

        7.  Trade Secrets.  Founder agrees that he will not, during or after the
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term of this Agreement, disclose the specific terms of the Company's relationships or agreements with its respective significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever; except that Founder may make such a disclosure (i) to the extent such disclosure is required by law, and (ii) to his attorneys and other professional advisors.

        8.  Indemnification.  In the event Founder is made a party to any
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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Founder), by reason of the fact that he is or was performing services within the course and scope of his employment with the Company under this

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

Agreement, then the Company shall indemnify Founder against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Founder in connection therewith. Without limiting the requirement above that Founder be performing services within the course and scope of his employment, activities constituting violations of law or Company policy shall not constitute services within the course and scope of Founder's employment; unless, with respect to violations of Company policy, Founder reasonably had a good faith belief that his activities were within Company policy. In the event that both Founder and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Founder agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Founder, Founder may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel.

        9.  No Prior Agreements.  Founder hereby represents and warrants to the
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Company that the execution of this Agreement by Founder and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Founder agrees to indemnify the Company for any claim, including, but not limited to, Company's attorneys' fees and expenses of investigation, by any third party that such third party may now have or may hereafter have against the Company based upon or arising out of any non-competition agreement, invention agreement or secrecy agreement between Founder and such third party which was in existence as of the date of this Agreement.

        10. Assignment; Binding Effect.  Founder understands that he has been
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selected for employment by the Company on the basis of his personal qualifications, experience and skills. Founder agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

        11.  Complete Agreement.  This Agreement is not a promise of future
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employment.  Founder has no oral understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Founder and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written representations or agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Founder, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

        12.  Notice.  Whenever any notice is required hereunder, it shall be
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given in writing addressed as follows:

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        To the Company: Hospitality Design & Supply, Inc.
                        P.O. Box 5016
                        Culver City, CA  90231
                        Attn:  James Castleberry

        with a copy to: Daniel J. Winnike, Esq.

                        Howard, Rice, Nemerovski, Canady,
                             Falk & Rabkin
                        A Professional Corporation
                        3 Embarcadero Center, 7th Floor
                        San Francisco, CA 94111

        To Founder:     David Castino

                        ---------------------------------

                        ---------------------------------
                        Santa Rosa, CA
                                      -------------------

        with a copy to: Kirt Ziegler
                        Anderson & Ziegler
                        Bayview Bank Building, 5th Floor
                        50 Old Courthouse Square
                        P.O. Box 1498
                        Santa Rosa, CA  95402


        Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 12.

        13.  Severability; Headings.  In the event any court of competent
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jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

        14.  Governing Law.  This Agreement shall in all respects be construed
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according to the laws of the State of California, as applied to agreements entered into and performed wholly in California.

        15.  Counterparts.  This Agreement may be executed simultaneously in two
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(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 THE COMPANY:

                                 HOSPITALITY DESIGN & SUPPLY, INC.


                                 By:
                                    ------------------------------

                                 Title:
                                       ---------------------------

                                 FOUNDER:


                                 ---------------------------------
                                 David Castino

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